Exhibit 10.1

ADDENDUMS TO $20,000 FACE AMOUNT ORIGINAL ISSUE DISCOUNT
CONVERTIBLE PROMISSORY NOTE, DATED MAY 14, 2015 AND $45,000 FACE
AMOUNT ORIGINAL ISSUE DISCOUNT CONVERTIBLE PROMISSORY NOTE,
DATED SEPTEMBER 14, 2015

This Addendum shall be made part of each of (i) the $20,000 face amount original issue discount convertible promissory note, dated May 14, 2015 (the “May Note”) and (ii) the $45,000 face amount original issue discount convertible promissory note, dated September 14, 2015 (the “September Note”), issued by FBEC Worldwide, Inc. (the “Company”) to Beaufort Capital Partners LLC (“Beaufort” and together with the Company, the “Parties”).

WHEREAS, the May Note has a principal balance of $20,000;

WHEREAS, Beaufort desires to retire the May Note in its entirety; and

WHEREAS, the Company desires to accept the retirement of the May Note.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	The May Note is hereby retired and waived, effective immediately. The Parties hereto agree that the balance of the May Note is now $0.00

2.	In exchange for the retirement of the May Note, the Company agrees to assign an interest rate of seven percent (7%) to the September Note, and increase any late fee penalty interest rate by seven percent (7%).

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

“COMPANY”

FBEC WORLDWIDE, INC.

By: Jason Spatafora
Name: Jason Spatafora
Title: Chief Executive Officer
Date: 11/17/15